Exhibit 23.1
                                                                    ------------

                          Consent of Ernst & Young LLP

 We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 pertaining to the 2001 Employee Stock Purchase Plan of MedSource Technologies, Inc. of our report dated July 28, 2003, with respect to the consolidated financial statements and schedule of MedSource Technologies, Inc. included in its Annual Report on Form 10-K (File No. 000-49702) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
February 11, 2004